Exhibit 99.1
FOR IMMEDIATE RELEASE
Forum Energy Technologies Announces $60 Million Senior Secured Notes Redemption
Houston, Texas, July 17, 2024 – Forum Energy Technologies, Inc. (NYSE: FET) today announced that it will redeem $60 million in aggregate principal amount of its 9.000% Convertible Senior Secured Notes due 2025 (“2025 Notes”) at par on August 16, 2024.
For the second quarter 2024, the Company expects to report cash flows from operating activities between $23 million and $25 million. Additionally, during the quarter FET repurchased approximately $13 million of the 2025 Notes at a discount to par.
Neal Lux, President and Chief Executive Officer, remarked, “We are executing our previously announced plan to retire long-term debt through positive free cash flow and liquidity under our ABL Credit Facility. This year, following the announced redemption, we will have retired more than half of the outstanding principal amount of the 2025 Notes. I look forward to repaying the remaining 2025 Notes and the Variperm Seller Term Loan in 2025.”
This announcement does not constitute a notice of redemption with respect to the 2025 Notes. Additional information concerning the redemption is described in the notice of partial redemption distributed to holders of the 2025 Notes.
The range of the Company’s expected cash flows from operating activities for the second quarter 2024 included herein is preliminary, estimated and unaudited, and based on information available to management as of the date of this press release. The Company will announce its full second quarter 2024 financial results at a later date.

Exhibit 99.1
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's preliminary results for the second quarter 2024, future financial position, the partial redemption of the 2025 Notes, future debt repayments, liquidity and capital resources, operations, performance and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company’s ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company’s ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company’s filings with the U.S. Securities and Exchange Commission.

Exhibit 99.1
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
FET is a global company, serving the oil, natural gas, industrial and renewable energy industries. FET provides value added solutions that increase the safety and efficiency of energy exploration and production. We are an environmentally and socially responsible company headquartered in Houston, TX with manufacturing, distribution and service facilities strategically located throughout the world. For more information, please visit www.f-e-t.com.

Company Contact
Rob Kukla
Director Investor Relations
281.994.3763
Rob.Kukla@f-e-t.com